APPENDIX A
TO
THE TRANSFER AGENCY SERVICES AGREEMENT
BETWEEN
GLOBAL X MANAGEMENT COMPANY, LLC
and
BROWN BROTHERS HARRIMAN & CO.
Dated as of 11/13/2015

The following is a list of Funds/Portfolios for which BBH shall serve under a Transfer Agency Services Agreement dated as of 11/07/2008 "the Agreement":

Global X Advanced Materials ETF
Global X Brazil Consumer ETF
Global X Brazil Industrials ETF
Global X Brazil Materials ETF
Global X Brazil Mid Cap ETF
Global X Brazil Utilities ETF
Global X Cement ETF
Global X Central America Index ETF
Global X Central and Northern Europe ETF
Global X China Consumer ETF
Global X China Energy ETF
Global X China Financials ETF
Global X China Industrials ETF
Global X China Materials ETF
Global X China Mid Cap ETF
Global X Conscious Companies ETF
Global X Copper Miners ETF
Global X Czech Republic Index ETF
Global X Eastern Europe ETF
Global X Emerging Africa ETF
Global X Fertilizers/Potash ETF
Global X FTSE Andean 40 ETF
Global X FTSE Bangladesh Index ETF
Global X FTSE Frontier Markets ETF
Global X FTSE Greece 20 ETF
Global X FTSE Luxury Consumer ETF
Global X FTSE Morocco 20 Index ETF
Global X FTSE Nordic Region ETF
Global X FTSE Portugal 20 ETF
Global X FTSE Railroads ETF

Global X FTSE Sri Lanka Index ETF
Global X FTSE Toll Roads & Ports ETF
Global X FTSE Ukraine Index ETF
Global X GF China Bond ETF
Global X Gold Explorers ETF
Global X Guru Activist Index ETF
Global X Guru Brazil Index ETF
Global X Guru China Index ETF
Global X Guru Index ETF
Global X Guru India Index ETF
Global X Guru International Index ETF
Global X Guru Japan Index ETF
Global X Guru United Kingdom Index ETF
Global X Guru Value Index ETF
Global X High Quality Dividend Yield Index ETF
Global X Hungary Index ETF
Global X International High Quality Dividend Yield Index ETF
Global X | JPMorgan Efficiente Index ETF
Global X | JPMorgan US Sector Rotator Index ETF
Global X Junior MLP ETF
Global X Kazakhstan Index ETF
Global X Kuwait ETF
Global X Land ETF
Global X Lithium ETF
Global X Luxembourg ETF
Global X MLP & Energy Infrastructure ETF
Global X MLP ETF
Global X MLP Natural Gas ETF
Global X MSCI Argentina ETF
Global X MSCI Colombia ETF
Global X MSCI Nigeria ETF
Global X MSCI Norway ETF
Global X MSCI Pakistan ETF
Global X MSCI Saudi Arabia ETF
Global X NASDAQ China Technology ETF
Global X Next Emerging & Frontier ETF
Global X Permanent ETF
Global X Risk Parity ETF
Global X S&P 500® Catholic Values ETF
Global X Scientific Beta Asia ex-Japan ETF
Global X Scientific Beta Developed Markets ex-US ETF
Global X Scientific Beta Europe ETF

Global X Scientific Beta Japan ETF
Global X Scientific Beta US ETF
Global X Silver Miners ETF
Global X Slovakia Index ETF
Global X Social Media Index ETF
Global X Southeast Asia ETF
Global X Southern Europe ETF
Global X Sub-Saharan Africa Index ETF
Global X SuperDividend Alternatives ETF
Global X SuperDividend Emerging Markets ETF
Global X SuperDividend ETF
Global X SuperDividend REIT ETF
Global X SuperDividend US ETF
Global X SuperIncome ETF
Global X SuperIncome Preferred ETF
Global X SuperValue International ETF
Global X SuperValue U.S. ETF
Global X Uranium ETF
Global X Yieldco Index ETF
Motif Global X Big Data ETF
Motif Global X FinTech ETF
Motif Global X Healthy Lifestyle ETF
Motif Global X Internet of Things ETF

IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

GLOBAL X MANAGEMENT COMPANY, LLC

BY: _________________________________
NAME: Daphne Tippens Chisolm
TITLE: General Counsel